EX 99- 26(h) i b4.

AMENDMENT NO. 4 TO SHAREHOLDER SERVICES AGREEMENT

THIS AMENDMENT NO. 4 TO SHAREHOLDER SERVICES AGREEMENT is effective as of August 1, 2003, by and among MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY (“MassMutual”), C.M. LIFE INSURANCE COMPANY (“C.M. Life,”) and MML BAY STATE LIFE INSURANCE COMPANY (“MMLBay,”) and collectively with Mass Mutual and C.M. Life, “Company”) and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. (“ACIM”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Company and ACIM are parties to a certain Shareholder Services Agreement dated May 14, 1998, amended May 1, 1999, September 1, 1999 and January 1, 2000 (the “Agreement”) in which the Company offers to the public certain group and individual variable annuity and variable life insurance contracts (the “Contracts”);

WHEREAS, the Company now desires to expand the number of American Century funds made available by the Company to its clients;

WHEREAS, in connection with the expansion of Funds, the parties have agreed to revise the amount of the Administrative Services fee and other provisions related thereto as set forth herein; and

NOW THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. Addition of Funds. The second Whereas clause in the Agreement is deleted in its entirety and the following paragraph is substituted in lieu thereof:

“WHEREAS, the Company wishes to make available as investment options under the Contracts one or more of the Funds identified on EXHIBIT B, attached hereto (the “Funds”), each of which is a series of mutual fund shares registered under the Investment Company Act of 1940, as amended, and issued by American Century Variable Portfolios, Inc. and American Century Variable Portfolios II, Inc. (collectively, the Issuers”).

Exhibit B of the Agreement is hereby deleted in its entirety and the attached Exhibit B is substituted in lieu thereof.

2. Compensation and Expenses. Section 6(b) is hereby deleted in its entirety and the following Section 6(b) is substituted in lieu thereof:

(b) ACIM acknowledges that it will derive a substantial savings in administrative expenses, such as a reduction in expenses related to postage, shareholder communications and recordkeeping, by virtue of having a single shareholder account per Fund for the Accounts rather than having each Contract owner as a shareholder. In consideration of the Administrative Services and performance of all other obligations under this Agreement by the Company, ACIM will pay the Company a fee (the “Administrative Services Fee”) as set forth in EXHIBIT D per annum of the average aggregate amount invested by the Company and any of its affiliates in the series of mutual fund shares issued by the Issuer as set forth on Exhibit B and used by any line of business of the Company or its affiliates.”

Exhibit D is hereby deleted in its entirety and is replaced with Exhibit D attached hereto.

Section 6(c) is hereby deleted in its entirety and the following language is substituted in lieu thereof:

“(c) In consideration of performance of the Distribution Services specified in EXHIBIT E by the Company, ACIM will pay the Company a fee (the “Distribution Fee”) of __ basis points (___%) of the average aggregate amount invested by the Company in Class II shares of the Funds as set forth on EXHIBIT B under this Agreement.”

The following language is hereby added as Section 6(d) and the remaining subsections shall be re-lettered accordingly:

“(d) The payments received by the Company under this Agreement do not constitute payment in any manner for investment advisory services.”

3. Termination. In connection with the expansion of Funds available under the Agreement, Section 13 is hereby amended by adding the following subsections after subsection (ii):

“; or (iii) by a vote of a majority of independent directors of the Funds, or (iv) upon assignment by either party.”

4. Successors and Assigns. Section 18 is hereby deleted in its entirety and the following language is substituted in lieu thereof:

“18. Successors and Assigns. This Agreement may not be assigned and will be terminated automatically upon any attempted assignment. This Agreement shall be binding upon and inure to the benefit of both parties hereto.”

5. Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment No. 4 and the Agreement, it is the intention of the parties that the terms of this Amendment No. 4 shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment No. 4, the parties hereby confirm and ratify the Agreement.

6. Counterparts. This Amendment No. 4 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

7. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 4 as of the date first above written.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY		AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

By:	/s/ David O’Leary	By:	/s/ William M. Lyons
Name:	David O’Leary	Name:	William M. Lyons
Title:	Senior Vice President	Title	President

C.M. LIFE INSURANCE COMPANY		MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ David O’Leary	By:	/s/ David O’Leary
Name:	David O’Leary	Name:	David O’Leary
Title:	Senior Vice President	Title:	Senior Vice President

EXHIBIT B

FUNDS AVAILABLE

VP Class I Funds

VP Balanced Fund

VP Capital Appreciation Fund

VP Income & Growth Fund

VP International Fund

VP Large Company Value

VP Ultra Fund

VP Value Fund

VP Vista Fund

VP Class II Funds

VP Income & Growth Fund

VP Inflation Protection Fund

VP International Fund

VP Large Company Value

VP Ultra Fund

VP Value Fund

EXHIBIT D

APPLICABLE FEES

VP Class I Funds

ACIM shall not pay the Company a fee on any Funds with an expense ratio at or below      basis points. ACIM shall pay the Company the following fees:    basis points on any Funds with an expense ration between 46 basis points and 55 basis points;      basis points on any Funds with an expense ratio between 56 basis points and 74 basis points; and a fee in accordance with the schedule below on any funds with an expense ratio greater than or equal to 75 basis points.

Assets[1]	Fee
Assets between $0 - $150mm	basis points
Assets over $150 mm	basis points

VP Class II Funds

ACIM shall not pay the Company a fee on any Funds with an expense ratio at or below      basis points. ACIM shall pay the Company the following fees:      basis points on any Funds with an expense ration between 61 basis points and 89 basis points; and a fee in accordance with the schedule below on any Funds with an expense ratio greater than or equal to 90 basis points.

Assets[1]	Fee
Assets between $0 - $150mm	basis points
Assets over $150 mm	basis points

The expense ratio of each Fund is set forth in each Fund’s then-current prospectus.

[1]

The total asset level shall include only those Funds that meet the requirements for reimbursement in accordance with the schedule as set forth above. The total asset level shall be determined by aggregating the assets invested in the Funds by the Company with all assets invested in the American Century family of funds by the Company under the Shareholder Services Agreement dated May 1, 1995, as amended.

EXHIBIT E

DISTRIBUTION SERVICES

Pursuant to the Agreement to which this is attached, the Company shall perform distribution services for Class II shares of the Funds, including, but not limited to, the following:

1.	Receive and answer correspondence from prospective shareholders, including distributing prospectuses, statements of additional information and shareholder reports.

2.	Provide facilities to answer questions from prospective investors about Fund shares.

3.	Assist investors in completing application forms and selecting dividend and other account options.

4.	Provide other reasonable assistance in connection with the distribution of Fund shares.